                                                                     Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of Defined Asset Funds, Equity Investor Fund,
Utility Common Stock Series--4

We consent to the use in this Post-Effective Amendment No. 18 to Registration Statement No. 2-68397 of our opinion dated August 23, 1999 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading 'How The Fund Works--Auditors' in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
September 8, 1999